EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the class A ordinary shares, par value US$0.00002 per share, of KE Holdings Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 29, 2021.

Z&Z Trust

Cantrust (Far East) Limited
As Trustee of Z&Z Trust

By:	/s/ Cantrust (Far East) Limited

Grain Bud Holding Limited

By:	/s/ Rustem Limited
Name: Rustem Limited
Title: Director

Propitious Global Holdings Limited

By:	/s/ Rustem Limited
Name: Rustem Limited
Title: Director